EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE
NASDAQ STOCK MARKET:	MCBC
FOR RELEASE:	Immediate
DATE:	January 28, 2010

Macatawa Bank Corporation Reports Fourth Quarter Results

Holland, Michigan, January 28, 2010 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the fourth quarter 2009. The Company's results for the quarter included:

•	Net loss of $9.2 million, inclusive of an $11.4 million favorable tax benefit
•	Net interest margin of 3.04 percent, the highest level in six quarters
•	Aggressive building of reserves for future loan losses - increase in allowance for loan loss coverage to 3.62 percent of total loans, up from 3.09 percent at September 30, 2009
•	Implemented strict governance and process improvements, expense reductions and capital preserving efforts

Macatawa Bank reported a net loss available to common shares of $9.2 million, or $0.52 per diluted share, for the fourth quarter 2009, compared to a net loss of $35.1 million, or $2.11 per diluted share, for the fourth quarter 2008. The net loss for the full year 2009 totaled $63.6 million, or $3.81 per diluted share, compared with net loss of $38.9 million, or $2.34 per diluted share, for 2008.

Net income in the current quarter and year included an $11.4 million favorable tax benefit resulting from a recent tax law change extending the carry-back of net operating losses to five years from the previous two-year carry-back period. This carry-back extension was only available to financial institutions such as Macatawa Bank Corporation that did not receive capital under the U.S. Treasury's Troubled Asset Relief Program (TARP).

"Our results, while headed in the right direction, clearly show we've not yet reached an end to the difficult economic conditions in Michigan," said Ronald L. Haan, CEO of Macatawa Bank Corporation. "Our focus is on managing what we can control. In the fourth quarter, this entailed aggressively building reserves for future loan losses, process improvements and added governance, spearheaded by our new Board Chairman, Richard L. Postma. Mr. Postma and the Board of Directors have implemented very disciplined business and banking principles throughout the Corporation including strict lending and compliance rules, early problem loan identification and resolution practices, as well as cost reductions and operational efficiencies. He and the Board of Directors have also required that the Board of Directors be in full control of all of the Corporation's activities including the approval and monitoring of sound policies and objectives."

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Macatawa Bank Corporation 4Q Results / page 2 of 5

Operating Results

Net interest income for the fourth quarter 2009 totaled $13.4 million, an increase over the prior three quarters in 2009 and only a slight decline from the $13.5 million reported in the prior year fourth quarter. The net interest margin increased to 3.04 percent, up 21 basis points from 2.83 percent on a consecutive quarter basis and up 30 basis points from 2.74 percent in the fourth quarter 2008; representing a $5 million annualized increase in net interest income for the fourth quarter of 2009.

"Net interest margin continues to improve and is now at the highest level it has been since the second quarter of 2008," said Haan. "This is the direct result of lower cost funding, greater emphasis on customer deposits, and continued focus on improving the performance of our loan portfolios."

Average earning assets for the fourth quarter 2009 declined $101.8 million from the third quarter 2009 and $200.3 million from the fourth quarter 2008. This decline reflects a continued focus on liquidity improvement, capital preservation and a reduction in credit exposure within certain segments.

Non-interest income of $3.5 million for the fourth quarter 2009 was down from $3.9 million for the fourth quarter 2008. The decrease was from a reduction in NSF fee revenue of $252,000, consistent with declines across the broader banking industry, and a decline in trust fees and mortgage banking revenue. These declines were partially offset by growth in revenue from other deposit and ATM and debit card services from increased penetration within our customer base.

Non-interest expense was $15.9 million for the fourth quarter 2009 compared to $43.9 million for the fourth quarter 2008. Non-recurring impairment charges totaling $27.6 million for goodwill and intangible assets were recorded during the fourth quarter 2008. Costs associated with the administration and disposition of problem loans and non-performing assets amounted to $3.7 million in the current quarter compared to $3.3 million in the fourth quarter 2008. FDIC insurance assessments amounted to $1.0 million in the current quarter compared to $358,000 in the fourth quarter 2008 from higher assessment rates implemented by the FDIC in late 2008. When excluding the impairment charges, nonperforming asset costs and FDIC assessments, non-interest expense was $11.3 million for the quarter, down from $11.6 million for the third quarter 2009 and $12.7 million for the fourth quarter 2008.

"We are clearly improving productivity during these difficult times. We are a leaner organization with improved process and stronger governance. At the same time, our non-performing asset costs remain at unacceptable levels," stated Haan. The Company continues to strengthen process and position personnel to improve its ability to accelerate non-performing asset dispositions. "Despite an extended recession in the real estate markets, momentum in this area is encouraging as we prepare for further market improvement," added Haan.

Asset Quality

The provision for loan losses of $21.6 million for the fourth quarter 2009 was the same compared to the third quarter 2009, but up from $13.9 million for the fourth quarter 2008. Net charge-offs were $15 million compared to $11.2 million for the third quarter and $6.1 million for the fourth quarter 2008. During this latest quarter, the Company thoroughly reevaluated its loan portfolio at the direction of Mr. Postma. The heightened levels of provisions for future loan losses and charge-offs were partially due to this reevaluation, in addition to responding to ongoing weakness in the regional economy.

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Macatawa Bank Corporation 4Q Results / page 3 of 5

The amount of provision for loan losses in excess of net charge-offs increased the coverage of the allowance as a percent of total loans. The loan loss reserve of $54.6 million was 3.62 percent of total loans at the end of 2009 compared with 3.09 percent at the previous quarter's end and 2.16 percent at the end of 2008. In addition, this elevated loan loss reserve was in excess of 52 percent of non-performing loans at December 31, 2009.

At December 31, 2009, the Company's non-performing loans were $103.9 million or 6.88 percent of total loans, an increase from $88.2 million at September 30, 2009 and $92.2 million at December 31, 2008.

"We are strengthening our conservative stance amidst an unsettled real estate market. Some of the positive indicators we have seen are still offset by an increase in our non-performing loans," said Haan. "We have responded by eliminating nearly $9 million in annualized expenses, suspending payment of dividends on our preferred stock and deferring payment of interest on our trust preferred securities during the fourth quarter, and tightening our controls to position the portfolio for better performance in 2010."

A further break-down of non-performing loans is shown in the table below.

Dollars in 000s	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Total Commercial Real Estate	$87,321	$77,461	$87,337	$100,064	$80,466
Commercial and Industrial	12,713	8,477	5,657	9,462	8,984
Total Commercial Loans	100,034	85,938	92,994	109,526	89,450
Residential Mortgage Loans	2,719	917	1,702	3,071	1,906
Consumer Loans	1,132	1,305	1,468	1,010	893
Total Non-Performing Loans	$103,885	$88,160	$96,164	$113,607	$92,249

Residential Developer Loans (a)	$54,178	$43,989	$54,587	$62,669	$55,255

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate

Total non-performing assets were $141.2 million, or 7.71 percent of total assets, at December 31, 2009. A break-down of non-performing assets is shown in the table below.

Dollars in 000s	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Non-Performing Loans	103,885	88,160	96,164	113,607	92,270
Other Repossessed Assets	124	224	339	564	306
Other Real Estate Owned	37,184	33,419	23,516	18,510	19,516
Total Non-Performing Assets	$141,193	$121,803	$120,019	$132,681	$112,092

Balance Sheet, Liquidity and Capital

Total assets were $1.83 billion at December 31, 2009, a decrease of $319.2 million from $2.15 billion at December 31, 2008. Total loans were $1.51 billion at December 31, 2009, down $263.2 million from $1.77 billion at December 31, 2008.

Commercial loans declined by $206.9 million representing the majority of the decline since December 31, 2008. The commercial real estate portfolio declined by $124.6 million, primarily in construction and land development loans, due to substantial effort to reduce exposure in these segments. Commercial and industrial loans declined by $82.3 million due to a general decline in business activity.

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Macatawa Bank Corporation 4Q Results / page 4 of 5

Of the decline in commercial real estate, $51.2 million was from loans to residential developers, the portfolio that has caused the majority of stress within the Company's loan portfolio.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Construction and development	$162,615	$195,712	$211,247	$228,499	$237,108
Other commercial real estate	640,437	638,952	653,058	688,068	690,525
Commercial Loans Secured by Real Estate	803,052	834,664	864,305	916,567	927,633
Commercial and Industrial	369,523	375,636	404,660	415,635	451,826
Total Commercial Loans	$1,172,575	$1,210,300	$1,268,965	$1,332,202	$1,379,459

Residential Developer Loans (a)	$153,327	$164,852	$178,319	$196,919	$204,412

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate

The reduction in loans since December 31, 2008 allowed the Company to reduce wholesale funding, including out-of-market deposits from brokers by $131.3 million, and higher costing deposits. Total deposits were $1.42 billion at December 31, 2009, down $249.4 million, from $1.67 billion at December 31, 2008. In addition to the decline in brokered deposits, local jumbo time deposits were down $86.6 million. In addition to the reductions in these funding concentrations, the Company held $54 million of short-term, highly liquid investments at December 31, 2009, contributing to significant improvement in the liquidity of the Company's balance sheet.

Macatawa Bank's total risk-based capital was 9.07 percent at December 31, 2009 compared to 9.32 percent at September 30, 2009 and 10.71 percent at December 31, 2008. The Bank's tier one leverage capital ratio was 6.58 percent at December 31, 2009 compared to 6.70 percent at September 30, 2009 and 8.26 percent at December 31, 2008.

"2009 was one of the most challenging years on record for most financial institutions, including Macatawa Bank," Haan said. "Macatawa Bank was built on relationships with our customers, our shareholders and our community. We appreciate their continued support as we work through the challenges of this environment, and look forward with a sense of optimism to better market conditions in the future. While 2010 may yet bring uneven improvement in operating results, we do expect the overall trend to be positive over the course of the year."

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Macatawa Bank Corporation 4Q Results / page 5 of 5

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Macatawa Bank Corporation. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to real estate valuation, future levels of non-performing loans, the rate of asset dispositions, capital raising activities, dividends, future growth and funding sources, future profitability levels, the effects on earnings of changes in interest rates and the future level of other revenue sources. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill and mortgage servicing rights) and the fair value of investment security (including whether any impairment on any investment security is temporary or other-than-temporary) involves judgments that are inherently forward-looking. Our ability to successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission," including, but not limited to, the risk factors described in "Item 1A- Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended December 31		Twelve Months Ended December 31
EARNINGS SUMMARY	2009	2008	2009	2008
Total interest income	$22,690	$26,945	$95,878	$116,075
Total interest expense	9,284	13,435	43,085	57,944
Net interest income	13,406	13,510	52,793	58,131
Provision for loan loss	21,600	13,850	74,340	37,435
Net interest income after provision for loan loss	(8,194)	(340)	(21,547)	20,696

NON-INTEREST INCOME
Deposit service charges	1,131	1,396	4,776	5,342
Net gains on mortgage loans	112	263	2,388	1,250
Trust fees	940	1,001	3,806	4,448
Other	1,332	1,289	5,727	7,104
Total non-interest income	3,515	3,949	16,697	18,144

NON-INTEREST EXPENSE
Salaries and benefits	5,812	6,246	24,349	26,547
Occupancy	1,052	951	4,343	4,402
Furniture and equipment	971	1,053	4,026	4,079
FDIC assessment	987	358	4,495	1,438
Administration and disposition of problem assets	3,670	3,266	11,395	6,694
Impairment of goodwill and acquisition intangibles	-	27,634	-	27,634
Trade Partners litigation settlement	-	-	5,533	-
Other	3,423	4,438	13,250	15,273
Total non-interest expense	15,915	43,946	67,391	86,067
Income (loss) before income tax	(20,594)	(40,337)	(72,241)	(47,227)
Income tax expense (benefit)	(11,385)	(5,280)	(8,600)	(8,373)

Net income (loss)	$(9,209)	$(35,057)	$(63,641)	$(38,854)
Dividends declared on preferred shares		817	2,870	817
Net income (loss) available to common shares	$(9,209)	$(35,874)	$(66,511)	$(39,671)

Basic earnings per common share	$(0.52)	$(2.11)	$(3.81)	$(2.34)
Diluted earnings per common share	$(0.52)	$(2.11)	$(3.81)	$(2.34)
Return on average assets	-1.95%	-6.59%	-3.16%	-1.82%
Return on average equity	-38.85%	-84.90%	-50.60%	-24.06%
Net interest margin	3.04%	2.74%	2.82%	2.94%
Efficiency ratio	94.05%	251.71%	96.98%	112.84%

BALANCE SHEET DATA Assets	December 31 2009	December 31 2008
Cash and due from banks	$24,687	$29,188
Federal funds sold and other short-term investments	54,062	39,096
Securities available for sale	129,090	184,681
Securities held to maturity	414	1,835
Federal Home Loan Bank Stock	12,275	12,275
Loans held for sale	649	2,261
Total loans	1,510,816	1,774,063
Less allowance for loan loss	54,623	38,262
Net loans	1,456,193	1,735,801
Premises and equipment, net	61,015	63,482
Acquisition intangibles	592	874
Bank-owned life insurance	24,395	23,645
Other real estate owned	37,183	19,516
Other assets	29,617	36,718

Total Assets	$1,830,172	$2,149,372

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$221,470	$192,842
Interest-bearing deposits	1,194,867	1,472,919
Total deposits	1,416,337	1,665,761
Other borrowed funds	278,023	284,790
Surbordinated debt	1,650	-
Long-term debt	41,238	41,238
Other liabilities	4,933	8,370
Total Liabilities	1,742,181	2,000,159

Shareholders' equity	87,991	149,213

Total Liabilities and Shareholders' Equity	$1,830,172	$2,149,372

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	2009	2008
EARNINGS SUMMARY
Net interest income	$13,406	$13,194	$13,398	$12,796	$13,510	$52,793	$58,131
Provision for loan loss	21,600	21,580	20,630	10,530	13,850	74,340	37,435
Total non-interest income	3,515	3,634	4,224	5,323	3,949	16,697	18,144
Total non-interest expense	15,915	15,731	21,264	14,481	43,946	67,391	86,067
Federal income tax expense (benefit)	(11,385)	(600)	6,134	(2,750)	(5,280)	(8,600)	(8,373)
Net income (loss)	$(9,209)	$(19,883)	$(30,406)	$(4,142)	$(35,057)	$(63,641)	$(38,854)
Dividends declared on preferred shares	-	991	939	939	817	2,870	817
Net income (loss) available to common shares	$(9,209)	$(20,874)	$(31,345)	$(5,081)	$(35,874)	$(66,511)	$(39,671)

Basic earnings per common share	$(0.52)	$(1.18)	$(1.82)	$(0.30)	$(2.11)	$(3.81)	$(2.34)
Diluted earnings per common share	$(0.52)	$(1.18)	$(1.82)	$(0.30)	$(2.11)	$(3.81)	$(2.34)

MARKET DATA
Book value per common share	$3.10	$3.64	$4.74	$6.64	$6.91	$3.10	$6.91
Tangible book value per common share	$3.07	$3.62	$4.71	$6.61	$6.88	$3.07	$6.88
Market value per common share	$2.09	$2.60	$2.82	$3.70	$3.47	$2.09	$3.47
Average basic common shares	17,699,552	17,669,440	17,260,269	17,162,237	16,977,883	17,449,943	16,968,293
Average diluted common shares	17,699,552	17,669,440	17,260,269	17,162,237	16,977,883	17,449,943	16,968,293
Period end common shares	17,698,108	17,701,817	17,659,264	17,166,515	17,161,515	17,698,108	17,161,515

PERFORMANCE RATIOS
Return on average assets	-1.95%	-3.97%	-5.87%	-0.79%	-6.59%	-3.16%	-1.82%
Return on average equity	-38.85%	-67.58%	-86.53%	-10.99%	-84.90%	-50.60%	-24.06%
Net interest margin (fully taxable equivalent)	3.04%	2.83%	2.79%	2.66%	2.74%	2.82%	2.94%
Efficiency ratio	94.05%	93.48%	120.67%	79.92%	251.71%	96.98%	112.84%
Full-time equivalent employees (period end)	380	395	400	407	406	380	406

ASSET QUALITY
Gross charge-offs	$15,563	$11,758	$22,317	$10,304	$6,227	$59,942	$33,317
Net charge-offs	$15,026	$11,152	$22,105	$9,696	$6,078	$57,979	$32,595
Net charge-offs to average loans (annualized)	3.91%	2.79%	5.27%	2.23%	1.38%	3.54%	1.85%
Nonperforming loans	$103,885	$88,160	$96,164	$113,607	$92,249	$103,885	$92,249
Other real estate and repossessed assets	$37,308	$33,643	$23,855	$19,074	$19,822	$37,308	$19,822
Nonperforming loans to total loans	6.88%	5.66%	5.93%	6.68%	5.20%	6.88%	5.20%
Nonperforming assets to total assets	7.71%	6.15%	5.97%	6.33%	5.21%	7.71%	5.21%
Allowance for loan loss	$54,623	$48,049	$37,621	$39,096	$38,262	$54,623	$38,262
Allowance for loan loss to total loans	3.62%	3.09%	2.32%	2.30%	2.16%	3.62%	2.16%
Allowance for loan loss to nonperforming loans	52.58%	54.50%	39.12%	34.41%	41.48%	52.58%	41.48%

CAPITAL & LIQUIDITY
Average equity to average assets	5.01%	5.94%	6.79%	7.18%	7.76%	6.24%	7.58%
Tier 1 capital to average assets (Consolidated)	6.01%	6.30%	7.44%	8.52%	8.75%	6.01%	8.75%
Total capital to risk-weighted assets (Consolidated)	9.23%	9.46%	10.33%	11.17%	11.26%	9.23%	11.26%
Tier 1 capital to average assets (Bank)	6.58%	6.70%	7.43%	8.09%	8.26%	6.58%	8.26%
Total capital to risk-weighted assets (Bank)	9.07%	9.32%	10.16%	10.67%	10.71%	9.07%	10.71%

END OF PERIOD BALANCES
Total portfolio loans	$1,510,816	$1,556,903	$1,621,895	$1,699,945	$1,774,063	$1,510,816	$1,774,063
Earning assets	1,702,227	1,857,467	1,887,636	1,957,043	2,009,859	1,702,227	2,009,859
Total assets	1,830,172	1,981,772	2,011,939	2,092,792	2,149,372	1,830,172	2,149,372
Deposits	1,416,337	1,546,311	1,576,052	1,624,703	1,665,761	1,416,337	1,665,761
Total shareholders' equity	87,991	97,674	116,634	144,644	149,213	87,991	149,213

AVERAGE BALANCES
Total portfolio loans	$1,538,038	$1,598,743	$1,678,648	$1,735,738	$1,764,235	$1,637,143	$1,762,102
Earning assets	1,769,242	1,870,995	1,940,364	1,959,359	1,969,524	1,884,431	1,976,336
Total assets	1,893,275	2,001,415	2,071,098	2,100,924	2,128,975	2,016,879	2,129,937
Deposits	1,467,497	1,554,127	1,611,922	1,620,159	1,611,709	1,563,466	1,598,789
Total shareholders' equity	94,819	117,687	140,556	150,747	165,170	125,776	161,515